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                                                                     Exhibit 8.4

                     [LETTERHEAD OF KAYE SCHOLER LLP]


                                 March 21, 2001

United Television, Inc.
132 South Rodeo Drive
4th Floor
Beverly Hills, California 09212

Gentlemen:

   We have served as special counsel for United Television, Inc. ("UTV"), a Delaware corporation, in connection with the proposed transactions involving the merger (the "Merger") of UTV and either (i) News Publishing Australia Limited ("NPAL"), a Delaware corporation and a subsidiary of The News Corporation Limited ("News Corp."), a South Australia corporation, or (ii) a wholly-owned subsidiary of Fox Entertainment Group, Inc., a Delaware corporation and an indirect subsidiary of News Corp., pursuant to an Agreement and Plan of Merger, dated as of August 13, 2000, as amended (the "Merger Agreement"), among UTV, News Corp., NPAL and Fox Television Holdings, Inc., a Delaware corporation. This opinion is being furnished in connection with the Registration Statement on Form F-4 (Registration No. 333-51434) (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

   In rendering our opinion, we have reviewed the Merger Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of UTV, NPAL, News Corp. and others and have assumed that such statements and representations are true without regard to any qualification as to knowledge and belief. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

   Based on the foregoing, and assuming full compliance by the parties with the terms and conditions of the documents described herein, it is our opinion that, although the discussion in the Registration Statement under the heading "THE MERGERS--Material Income Tax Consequences--Material U.S. Federal Income Tax Consequences" does not purport to discuss all of the anticipated U.S. federal income tax consequences relating to the Merger, such discussion, insofar as it relates to the Merger, constitutes in all material respects a fair and accurate summary of the anticipated material U.S. federal income tax consequences under existing law. There can be no assurance that the IRS will not assert contrary positions. Moreover, we express no opinion concerning any tax matters relating to the Merger except as expressly set forth above.

   This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.
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   In accordance with the requirements of Item 601(b)(23) of the Regulation S-K under the Securities Act, we hereby consent to the use of our name under the headings "THE MERGERS--Material Income Tax Consequences--Material U.S. Federal Income Tax Consequences" and "LEGAL MATTERS" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Kaye Scholer LLP

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